                                                                    EXHIBIT 10.6
                                    AGREEMENT

     THIS AGREEMENT dated as of July 19, 2000 is by and between Robert E. Derecktor, Inc., a New York corporation ("Builder"), and Lighthouse Landings, Inc., a corporation ("Buyer").

     WHEREAS, the Buyer desires to purchase and the Builder desires to build and sell the Vessel described herein pursuant to the terms hereof.

     NOW THEREFORE, in consideration of the material covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.  Definitions
            -----------

     The following terms shall have the following respective meanings for all purposes of this Agreement:

     "Additional Labor Charge" shall mean the amount to be paid by Buyer for
      -----------------------
labor performed in connection with any Change Order, which amount shall be calculated at a rate of $55 for each Additional Man Hour.

     "Additional Man Hours" shall mean each hour worked by an employee or
      --------------------
subcontractor of Builder in connection with the construction of the Vessel which would not have been necessary had a Change Order not been made, and has been authorized by a Changer Order.

     "Additional Materials" shall mean all materials or equipment, other than
      --------------------
the Regular Materials, purchased in connection with the construction of the Vessel, and have been authorized by a Change Order.

     "Additional Materials Charge" shall mean the amount to be paid by Buyer for
      ---------------------------
all Additional Materials, which amount is equal to the sum of (a) Builder's cost of such Additional Materials plus (b) fifteen percent (15%).

     "Builder's Shipyard" shall mean the Builder's shipyard in Mamaroneck, New
      ------------------
York.

     "Bill of Sale" shall mean the bill of sale to be delivered by Builder to
      ------------
Buyer upon delivery of the Vessel.

     "Buyer Supplied Items" shall mean all materials and/or equipment other than
      --------------------
Regular Materials and Additional Materials selected by the Buyer for inclusion in the Vessel.

     "Buyer's Payments" shall mean all amounts to he paid by Buyer to Builder
      ----------------
hereunder.

     "Change Order" shall mean any request by the Buyer or by the Designer, on
      ------------
behalf of Buyer, to modify or deviate from the Plans or Specifications during construction of the Vessel.

     "Defects" shall mean any defects in the Vessel, which are guaranteed
      -------
against by Builder pursuant to Section 8(a) herein.

     "Deliver" shall mean the date on which the Vessel is delivered to and
      -------
accepted by the Buyer.

     "Designer" shall mean Nigel Gee and Associates, Ltd.
      --------

     "Estimated Delivery Date" shall mean ten (10) months after contract or such
      -----------------------
later date as may be permitted herein.

     "Events of Default" shall mean each of the events identified in Section
      -----------------
9(a) herein.

     "Guaranty Period" shall mean the period commencing on the Delivery Date and
      ---------------
ending on the date which falls twelve (12) months after the Delivery Date. The following items will be covered for twenty four (24) months, hull structure, the heating and ventilation equipment, raw water system, black water system and main wiring.

     "Installments" shall mean each installment of the Purchase Price required
      ------------
pursuant to Section 4(b).

     "Invoice" shall mean an invoice to be prepared by Builder and submitted to
      -------
Buyer from time to time during the Term identifying the amount, if any, Buyer owes for Additional Labor Charges and Additional Materials Charges attributable to Additional Man Hours worked and Additional Materials ordered.

     "Materials" shall mean all Additional Materials, Regular Materials and any
      ---------
items listed on addendum 2 here to.

     "Plans" shall mean the plans provided by he Designer and incorporated by
      -----
reference herein.

     "Purchase Price" shall be as follows:
      --------------

     If a second boat is ordered within one hundred and twenty days after the date hereof, the price will be five million, two hundred and fifty thousand dollars ($5,250,000) for the first vessel and five million and two hundred and six thousand for the follow on vessel. ($5,206,000).

     If a third boat is ordered with in two hundred and forty days after the date hereof, the price will be five million, one hundred and eighty eight thousand dollars ($5,188,000) for the first vessel and five million and fifty eight thousand for the two follow on vessels ($5,058,000).

     If additional boat(s) are not ordered within 120 days of the date hereof the price will be five million, four hundred thousand dollars ($5,400,000).

     "Regular Materials" shall mean all materials or equipment purchased in
      -----------------
connection with construction of the Vessel in accordance with the original Plans and Specifications, and excluding any materials purchased in connection with a Change Order.

     "Specifications" shall mean the specifications prepared by Builder dated
      --------------
July 19, 2000 for design no. 198-650 provided by the Designer and incorporated by reference herein.

     "Term" shall mean the period of time commencing on the date of this
      ----
Agreement up to and including the Delivery Date.

     "Vessel" shall mean a passenger catamaran ferry to be built by Builder in
      ------
accordance with the Plans and Specifications as modified by any Change Orders, which is to have the following general dimensions:

     Overall length                   35 meters
     Waterline length                 31 meters
     Beam                             10 meters
     Draft                            1.5 meters
     Speed                            42 knots
     Passengers                       312

Section 2. Construction of the Vessel
           --------------------------

     (a) The Builder shall build the Vessel at the Builder's Shipyard in accordance with the Plans and Specifications as modified by any Change Orders and in a manner which is consistent with the standards, practices and workmanship of a first-class shipyard.

     (b) The Builder shall be responsible for (i) purchasing all Materials (excluding all Buyer Supplied Items) and (ii) providing all labor each as is necessary for construction of the Vessel. Builder shall have the right to subcontract portions of the work (the approval of the Buyer shall be required for subcontracting major portions of the work, which approval shall not be unreasonably withheld or delayed), but shall still be responsible far providing all labor.

Section 3. Plans and Specifications
           ------------------------

     (a) Any fees or other costs incurred by the Buyer in connection with the preparation of the plans and Specifications or any modifications thereto by the Designer, are the responsibility of the Buyer and are not included in the Buyer's Payments. The Buyer represents and warranties that said Plans and Specifications shall be sufficient for Builder to complete construction of the Vessel.

     (b) Change Orders shall be authorized only upon the written and signed consent of both the Builder and the Buyer. Any request for a Change Order shall be made in writing and submitted to the Builder for approval. The Builder's approval and signature shall not be unreasonably withheld. The Builder's approval of any Change Order shall be conditioned upon any statement endorsed on the Change Order of:

          (i) The estimated additional cost or savings in cost, if any, of Materials in effecting the Change Order;

          (ii) The addition to or reduction in man hours of labor, if any, to result from compliance with the requested Change Order; and

          (iii) Any adjustment in the Estimated Delivery Date necessitated by the Change Order;

     The Change Order shall then be submitted to the Buyer for approval. If the Buyer approves the Change Order, he shall sign the Change Order and return it to the Builder.

     (c) Once approved as provided herein, a Change Order shall have the effect of modifying the Plans and Specifications consistent with the Change Order. Further, an approved Change Order shall act to increase or decrease the man hours in accordance with the estimate contained in the Change Order and shall act to adjust the Estimated Delivery Date in any manner set forth in the Change Order.

     (d) Builder shall submit Invoices to Buyer for any Additional Labor Charges or Additional Material Charges and such Invoices shall itemize all Additional Materials and Additional Man Hours by reference to specific Change Order.

     (e) If at any time it becomes apparent that Additional Labor Charges or Additional Material Charges on account of a Change Order exceed the estimates approved in the Change Order by more than ten (10%) percent, Builder shall immediately notify Buyer with an explanation of the discrepancy. If Builder fails to give the notice required hereunder, it shall not be entitled to be paid on account of the Change Order more than the amounts estimated in the Change Order as approved by the Buyer.

     (f) Work accomplished not in conformity with the Plans and Specifications and not authorized by the Buyer may at Buyer's option (i) be deemed an amendment to the Plans and Specifications, without charge, or (ii) be required to be brought into conformity at Builder's expense.

Section. 4. Buyer's Payments
            ----------------

     (a) The Buyer agrees to pay the following amounts, in accordance with the provisions of Sections 4(b) and (c) below, to Builder:

          (i)    the Purchase Price (three boat order);

          (ii)   the Additional Materials Charge, if any; and

          (iii)  the Additional Labor Charge, if any.

     (b) The Buyer shall make Installments towards payment of the Purchase Price in accordance with the following schedule:

          (i)    Approx. 5% equal to $262,500 - $2.5,000 deposit and $237,500 upon signing of this Agreement.

          (ii) Approx. 5% equal to $256,300 upon placement of order for major equipment [thirty (30) days after initial deposit]

          (iii) 10% equal to $518,800 upon cutting of frames [ten (l0) weeks after contract signing]

          (iv) 15% equal to $778,204 upon frames being set ups [eighteen (18) weeks after contract signing]

          (v) 15% equal to $778,200 upon hull plating [twenty-four (24) weeks after contract signing]

          (vi) 15% equal to $778,200 upon house plating [thirty (30)weeks after contract signing]

          (vii)  15% equal to $778,200 upon delivery of engines [thirty-two
                 (32) weeks after contract signing]

          (viii) 10% equal to $518,800 upon installation of the joinery bulkheads [thirty-six (36) weeks after contract signing]

          (ix) 5% equal to $256,300 upon launching [thirty-nine (39) weeks after contract signing)

          (x) 5% equal to $256,300 upon delivery after satisfactory completion of builder's trials [forty-three (43) weeks after contract signing]

     (c) The purchase price for the first boat is based on three boats being ordered. If a follow on vessel is not ordered within one hundred and twenty days, then a lump sum of two hundred and eleven thousand, five hundred dollars ($211,500) will be paid at progress payment four (iv). If the additional vessel is ordered, but the third vessel is not ordered after 240 days, then a lump sum of one hundred and forty eight thousand ($148,000) dollars will be paid at progress payment four (iv) of the second vessel.

     (d) The builder shall have the right to raise the purchase price of the second or third vessel if he can show that significant material cost increases have taken place to increase the price of the vessel. Any such purchase price increase shall be in direct proportion to such material price increases.

     (e) The Builder shall periodically submit Invoices to the Buyer, identify all Additional Materials Charges and Additional Labor Charges owing. (Upon reasonable request by Buyer, Builder shall make available, during normal business hours, its records substantiating the amounts contained in the Invoices). The amount of Additional Labor Charge and Additional Materials Charge listed as owing in each Invoice shall be paid at next payment period.

     (f) In the event that Buyer shall fail to pay any Installment, Additional Labor Charge or Additional Materials Charge within five (5) days after the date such Installment is due or of the Invoice relating to such Additional Labor Charge or Additional Materials Charge (i) interest shall accrue from time to time on the unpaid portion of such payments at a rate of eighteen percent (18%) per annum and (ii) the Builder shall be permitted to cease all work on the Vessel until such tune as (A) Buyer has paid all amounts then owing (including any accrued interest); it being understood that the Estimated Delivery Date shall be extended one day for each day that Builder ceases work hereunder.

Section. 5. Buffer Supplied Items
            ---------------------

     Within sixty (60) days of the execution of this contract, Builder shall provide Buyer with a delivery schedule for Buyer Supplied Items. Buyer will timely deliver all Buyer Supplied Items so as not to delay delivery of the Vessel. Buyer agrees to reimburse Builder for all costs and expenses occasioned solely by the failure of Buyer to timely deliver any Buyer Supplied Items. Additionally, the Estimated Delivery Date shall be extended by the lesser of any delay actually caused in the delivery of the Vessel and the number of days of delay in furnishing Buyer Supplied items.

Section 6. Delivery
           --------

     (a) The Vessel shall be delivered free and clear of liens by Builder to Buyer at the Shipyard (or at such other place as the parties may agree) on or about the Estimated Delivery Date, provided that all amounts owing hereunder shall have been paid in full. Delivery shall be evidenced by Buyer's acceptance of the Bill of Sale.

     (b) Title to the Vessel and risk of loss relating to the Vessel shall pass to Buyer upon delivery of the Vessel.

     (c) Builder agrees to deliver a Bill of Sale; provided that all amounts owing hereunder have been paid in full.

     (d) If Builder is unable to deliver the Vessel within sixty (60) days after the Estimated Delivery Date, Buyer may give notice by registered mail to Builder of Buyer's desire to terminate this Agreement. If Builder shall fail to tender delivery of the Vessel within sixty (60) days after the receipt of such notice, Buyer may terminate this Agreement upon the giving of fifteen (15) days notice by registered mail to Builder.

     (e) If Buyer terminates this Agreement pursuant to Section 6(d), Buyer's sole remedy shall be to remove from the Shipyard the Vessel and any uninstalled or unused Materials, provided that Buyer has met all of its obligations under
Section 4 and any Invoices provided to the Buyer by the Builder and other charges hereunder.

     (f) The Estimated Delivery Date shall be extended for such time as permitted herein, including but not limited to Sections 3(c), 4(d), 5 and 10(b) hereof, and such other time as Builder shall reasonably require if and to the extent that construction of the Vessel is delayed due to any strikes, lockouts, civil commotions, warlike operations, invasions, rebellions, hostilities, military or usurped power, governmental regulations or controls, acts of God, inability to obtain labor or materials from Builder's usual source of supply or any other cause beyond the exclusive control of Builder. If any such delay (other than delays permitted by Sections 3(c), 4(d), 5 or 10(b) hereof) persists for a period of one hundred and eighty (180) days or more, or is reasonably certain to so persist, Buyer may terminate this contract on thirty (30) days notice in accordance with section 6(e) hereof.

     (g) Buyer shall take possession of the Vessel immediately upon delivery and acceptance thereof and shall remove the Vessel from the premises of the Shipyard (or such other place as Buyer and Seller may agree) on the Delivery Date.

     (h) If Buyer fails to take delivery of the Vessel within two weeks of the tender of delivery by the Builder in accordance with the terms hereof, Buyer shall be liable for all actual costs incurred by the Builder solely as a result of such delay exceeding two weeks beyond the Delivery Date.

Section 7. Buyer's Lien
           ------------

     (a) Buyer shall at all times prior to delivery and acceptance have a lien against the Vessel and the Materials yet to be incorporated into the Vessel in an amount equal to all funds paid to the Builder. At the request of the Buyer, Builder shall cooperate with Buyer in executing all documents, including form(s) UCC-1, and permit all acts necessary to the perfection for such security interest. The lien shall terminate upon delivery of the Vessel to the Buyer and Buyer shall take all necessary steps to accomplish said termination.

Section 8. Warranty
           --------

     (a) Except as hereinafter provided, Builder, for the duration of the Guaranty Period, guarantees the Vessel against all defects (the "Defects") discovered during the Guaranty Period which are (i) directly caused by poor workmanship or negligent installation of Materials by the

Builder or its subcontractors during the construction of the Vessel and (ii) which Buyer gives notice to Builder in writing within fourteen (14) days of discovery thereof. Builder does not guarantee and is not responsible for defects in the Vessel, which result from, relate to, or arise out of the Plans, Specifications, any Change Orders, or any equipment specified in the Specifications or Plans, which is manufactured by someone other than Builder.

     (b) Builder shall repair any Defect at the Shipyard or pay for the necessary repairs to be made at another shipyard selected by Builder, at no cost to Buyer. Should Buyer, after giving proper notice hereunder, choose to have a Defect repaired by a shipyard other than the Shipyard or a shipyard selected by Builder, Builder shall reimburse Buyer for the cost of such repair, up to an amount equal to the cost reasonably estimated by Builder for such repair if performed at the Shipyard or another shipyard selected by Builder.

     (c) Builder shall be under no obligation with respect to defects not reported within the time required above or defects discovered after the expiration of the Guaranty Period. The Builder shall under no circumstance be liable for defects in the Vessel, or any part or equipment thereof, caused by perils of the sea or rivers, navigation, fire, normal wear and tear, accidents at sea or elsewhere, mismanagement, negligence, willful neglect, alteration, addition or repair on the part of any person at any time, other than the employees or subcontractors of Builder during the construction of the Vessel. In no event shall Builder be liable for any consequential loss, damages or expenses arising from any defect in the Vessel, or for loss of time in operating the Vessel due to repairs caused by any defect,

     (d) EXCEPT AS PROVIDED IN THIS SECTION 8, BUILDER HAS NOT AND SHALL NOT BE DEEMED TO HAVE MADE AND BUILDER HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS 0R IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     (e) To the extent that materials and equipment used in the construction of the Vessel are covered by warranties, guarantees or representations of the sellers or manufacturers thereof, the Builder will assign to the Buyer any such warranties, guarantees and representations and shall cooperate with Buyer in enforcing any such warranties, guarantees and representations during the term thereof; however, the Builder Shall have no liability in connection with said warranties, guarantees and representations. Specific details of the warranties from Kamewa and Detroit Diesel are specified in Addendum 1.

Section 9. Inspection
           ----------

     (a) The Buyer shall have the right to inspect the Vessel during normal business hours provided that such inspection shall not interfere with Builder's work. The right of the Buyer to inspect the Vessel during construction or any actual inspection shall not imply or act as an acceptance by the Buyer of any aspect of the Vessel prior to actual delivery of the Vessel. However, without being under any obligation to do so, should the Buyer learn at any time that any aspect of the Vessel does not conform to the Plans and Specifications and this Agreement, the Buyer shall immediately notify the Builder and either accept or reject the non-conformity in writing. Acceptance of a non-conformity in writing shall serve to amend the Plans and Specifications to the extent of the specific non-conformity accepted. Buyer shall not be liable for any increase in Labor or Materials actually incurred in the construction as a result of an accepted non-conformity and likewise no adjustment of the Delivery Date shall result from the acceptance of a non-conformity.

Section 10.  Insurance
             ---------

  (a) During the construction of the Vessel and until delivery of the Vessel to Buyer hereunder, Builder shall, at its own expense, maintain insurance over the Vessel and any uninstalled part thereof against all risks customarily insured against by builders of vessels similar to the Vessel in the United Status. The amount of such coverage shall not be less than the aggregate amount of Buyer's Payments paid to Builder.

  (b) In the event that, prior to delivery of the Vessel, the Vessel shall suffer a partial loss covered by the insurance maintained hereunder, all insurance proceeds received in respect thereof shall be paid to Builder in order to enable Builder to repair the damage constituting such partial loss; it being understood that the Estimated Delivery Date shall be extended by the period of time reasonably necessary for the Builder to repair such partial loss.

  (c) In the event that, prior to delivery of the Vessel, the Vessel shall suffer a total loss covered by the insurance maintained hereunder, all insurance proceeds received in respect thereof shall be paid to Buyer, up to the amount of Buyer's Payments actually paid to Builder, with any excess being paid to Builder.

  (d) Builder shall be under no obligation to insure the Vessel hereunder after tender of delivery of the Vessel by Builder to Buyer.

Section 11.  Sea Trials
             ----------

  (a) A test program of the Vessel will be developed by the Buyer and the Designer, subject to the approval of the Builder, which approval will not be unreasonably withheld, to be conducted, in accordance with the Plans and Specifications, by the Builder to the satisfaction of Buyer (hereinafter referred to as the "Trials"). The Builder shall notify the Buyer of the schedule of Trials not less than fifteen (15) days prior to the commencement of Trials.

Section l2.  Taxes
             -----

  (a) Buyer agrees that all payments made by Buyer in connection with the transactions contemplated by this Agreement shall be free of all withholdings or deductions of any nature whatsoever. In the event any such withholding or deduction shall be required, Buyer shall pay such additional amounts as is necessary so that after any such withholding or deduction, Builder receives the full amount to be paid to it hereunder.

  (b) Buyer agrees to pay, or to the extent Builder is required to pay, to indemnify Builder for the payment of, any taxes or similar fees, duties or charges of any kind (including without limitation sales taxes but excluding federal and state income taxes imposed on Builder) arising from or in connection with the transactions contemplated by this Agreement.

Section 13.  Events of Default and Remedies
             ------------------------------

  (a) Each of the following shall be deemed an Event of Default:

      (i) Buyer's failure to make any payment required hereunder on the date such payment is due;

      (ii) Buyer's failure to accept the Vessel within fourteen (14) days from the date on which the Vessel is tendered for delivery;

      (iii) Buyer's material breach of any of his other obligations under this Agreement; or

      (iv) Buyer shall become insolvent or generally not pay his debts as such become due, or shall admit in writing his insolvency or his inability to pay his debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against him seeking to adjudicate hire as bankrupt or insolvent.

  (b) Should an Event of Default occur, Builder shall have, in addition to the right to charge interest and case work in accordance with the terms of Section 4 hereof, the right to terminate this Agreement and dispose of the Vessel in accordance with the terms of Section 13(c) below and all other remedies permitted by law.

  (c) In the event that an Event of Default occurs and continues for a period of fifteen (15) days, Builder may terminate this Agreement by written notice to Buyer and may, at its sole discretion, either complete the Vessel and sell the same, or sell the Vessel "as is," free of any right or claim of Buyer. Such sale of the Vessel by Builder shall be either by public auction or private contract at Builder's sole discretion at such price and on such other terms and conditions as Builder shall deem fit.

  In the event of such sale of the Vessel, the amount of the sale proceeds received by Builder shall be applied firstly to all expenses attending such sale (including, but not limited to, the cost of preparing, completing and marketing the Vessel and reasonable attorneys' fees) or otherwise incurred by tape Builder as a result of Buyer's default, secondly to the payment of all costs and expenses of construction of the Vessel incurred by Builder less the installments, Additional Labor Charges and Additional Materials Charges already paid by Buyer and the compensation to Builder for any reasonable losses due to rescission of this Contract, plus accrued interest on all such amounts at eighteen percent (18%) per annum, and finally to the repayment of Buyer without interest, if any balance remains.

     If the proceeds of sale are insufficient to pay such total costs and any reasonable losses as aforesaid, Buyer shall promptly pay the deficiency to the Builder upon request.

     (d) In addition to the foregoing, Buyer shall be liable for all legal fees and other costs and expenses incurred by Builder by reason of the occurrence of any Event of Default or exercise of Builder's remedies with respect thereto.

Section 14.  Additionally Supplied Items
             ---------------------------

     Items and schedule of supply that are to be delivered beyond the specification and contract are to be listed in Addendum 2.

Section 15.  Miscellaneous
             -------------

     (a)  Notices.  All notices required under the terms and provisions hereof
          -------
shall be in writing, and sent to Builder and Buyer at their respective addresses set forth below (or such other addresses as the parties may designate from time to time in writing):

          If to Builder:

          Robert E. Derecktor, Inc.,
          311 East Boston Post Road
          Mamaroneck, NY 10543
          Attention: E. Paul Derecktor
          Telephone: 914-698-5020
          Facsimile: 914-698-4641

          If to Buyer:

          Light House Landings
          195 Fairfield Av.
          West Caldwell, New Jersey 07006
          Telephone: (973) 618-9034

          cc:

          New York Fast Ferry
          52 Shrewsbury Avenue
          Highlands, New Jersey 07732
          Telephone: (732) 291-2210

     (b)  Assignment. Neither party may assign or transfer any of its respective
          ----------
rights or obligations hereunder without the prior written consent of the other party.

     (c)  Entire Agreement; Modification or Revision. This Agreement is intended
          ------------------------------------------
to be a complete and exclusive statement of the terms of the agreement of the parties hereto, and this Agreement supersedes any prior agreements, whether oral or in writing. Neither this Agreement nor any term of this Agreement may be modified, rescinded, changed, waived, discharged or terminated except by a writing signed by the party to be charged.

     (d)  Article Headings and Captions. All section headings and captions used
          -----------------------------
in this Agreement are for convenient reference arid shall not affect the interpretation of this Agreement.

     (e)  Jurisdiction; Governing Law. The rights and obligations of the parties
          ---------------------------
under this Agreement shall be governed by and construed in accordance with the laws of the state of New York. The place of determination of any disputes hereunder shall be New York, New York.

     Each party irrevocably consents to the service of process by the mailing of copies thereof by registered or certified airmail, postage prepaid, to each party at its address set forth in Section 14 (a) (or such other address as such party may designate from time to time in writing).

     (f)  Legality of Provisions. If any provision of this Agreement shall be
          ----------------------
held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     (g)  Rules of Construction. Singular words shall connote the plural as well
          ---------------------
as the singular, and vice versa, as may be appropriate, and reference to any person shall include any individual person, corporation, partnership, company, association, governmental entity or the like, as well as its successors and permitted assigns or transferees.

     (h)  Discrepancies.  All general language or requirements embodied in the
          -------------
Specifications are intended to amplify, explain and implement the requirements of this Agreement. However, in the event that any language or requirements so embodied permit of an interpretation inconsistent with any provision of this Agreement, then in each and every such event the applicable provisions of this Agreement shall govern. The Specifications and Plans are also intended to explain each other, and anything shown on the Plans and not stipulated in the Specifications or stipulated in the Specifications and not shown on the Plans, shall be deemed and considered as if embodied in both. In the event of conflict between the Specifications and Plus, the Specifications shall govern.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                    ROBERT E. DERECKTOR, INC.,

                                    By: /s/ Paul Derecktor
                                       -------------------
                                       Name: Paul Derecktor
                                       Title: President

                                    LIGHTHOUSE LANDINGS, INC.,


                                    By: /s. Anthony Colasanti
                                       ----------------------
                                       Name: Anthony T. Colasanti
                                       Title: Vice President

Addendum 1 - Warranties from Kamewa and Detroit Diesel
------------------------------------------------------

Addendum 2 - Items to be supplied beyond the Specification and Contract
-----------------------------------------------------------------------


     Two (2) Kamewa Can-Man control systems as follows.

ATLANTIC DETROIT DIESEL ALLISON, INC.
33 GREGG STREET
LODI, NEW JERSEY 07644

________________________________________________________________________________

Date: 07-10-00

To:   DERECKTOR SHIPYARD

Attn: MR. GALVIN HIGGINS

From: RICH MCGOVERN                Phone: 201-291-0300
      ADDA SALES DEPT.             Fax:   201-291-1833

SUBJ: QUOTATION RESPONSE

RE:   N.Y.F.F. - Project

Total Pages: 03

________________________________________________________________________________

Pursuant to your request, this proposal includes (4) main engines with ZF Marine gear, and 8 DDEC Engine Display Modules.

DDC Series 12V4000 commercial marine propulsion engines, Rated 2330 BHP @ 2000 RPM.

Basic Engine
------------

 . Single piece block with cross bolted main bearing caps for increased stiffness, longer bearing life, reduced noise and vibration and crankcase access ports.
 .  Individual four valve cylinder heads
 .  Forged steel crankshaft with bolt on counterweights
 .  Hydraulically fit high torque capacity, flywheel and damper hubs
 .  Centrifugally cast water-jacketed replaceable liners
 .  Forged steel connecting rod
 .  Pressure lubricated piston pin bushing
 .  Sputtered overlay rod and main bearings for high load capacity

Fuel System
-----------

 .  Electronically controlled unit pump fuel system which allows for optimized fuel injection pressure for optimum combustion control
 .  Engine driven fuel transfer pump
 .  Duplex Fuel/Water Separator with electric priming pump

Lube Oil System
---------------

 . Oil system with large capacity sump for extended drain intervals . Dual spin on oil filters
 .  Oil dipstick and fill located on inboard side of engine

Air System
----------

 .  24 volt air inlet shutdown solenoid
 .  Dry type air inlet filters (mounted)

Exhaust System
--------------

 .  Triple water-cooled exhaust manifold to reduce cooling system burden and engine room heat loads
 .  Horizontal dry bellows with flanges
 .  Thermocouples - Exhaust gas temperature

Cooling System
--------------

 .  Split circuit cooling system allowing warming of charge air when cold, and cooling of charge air under full load conditions
 .  Built-in fuel cooler
 .  Self-priming raw water pump/engine driven
 .  Engine driven coolant circulating pump

Electrical System
-----------------

 . Electronic control module based on Motorola 68332 microprocessor with the following sensors: pressure sensors for coolant water, crankcase air, fuel, lube oil, oil filter differential, and turbo boost. Temperature sensors for charge air, coolant water, fuel ambient air, lube oil and turbine inlet. Speed sensors for camshaft, crankshaft, and turbocharger. Level sensor for coolant.
 .  Interface connection point for connection of customer supplied throttle controls
 .  Self monitoring diagnostics with memory
 .  24 volt 100 amp gear driven isolated ground alternator

Engine Start System
-------------------

 .  24 VDC Electric
 .  Heater-coolant 120V / 2000 Watt

Marine Transmission ZF BU755-1 HWR/HWL
--------------------------------------

 .  Horizontal offset
 .  Electric shift
 .  Mounts for engine and transmission
 .  Reverse option
 .  Centalink shaft

Monitoring
----------

 . Detroit Diesel DDEC EDM's (electronic display modules). The EDM is a display providing monitoring for the engines and transmissions. Constant display includes engine oil pressure, engine coolant temperature, engine rpm, system voltage, transmission oil pressure, and transmission oil temperature. Additional monitoring points may be accessed by scrolling through a menu of options. The EDM includes an integral alarm buzzer.
 .  Includes (8) Engine display modules - (4) Wheel house, (4) Engine room
 .  Interconnecting harnesses constructed to customer specified lengths.

Support
-------

 .  2 sets of manuals
 .  Startup and commissioning - included
 .  Torsional analysis of propulsion system (customer is responsible for supplying necessary data)
 .  Captains training
 .  Engine lube and anti-freeze
 .  DDC P3 - Three year, eight thousand hour warranty

Total investment per ship set - $1,554,495.00


Society classification - Not specified

DELIVERY: December 2000

FOB: Delivered

TERMS: 25% Deposit upon order.  Balance upon delivery of materials.

If further information is necessary, please don't hesitate to call upon me.

Regards,
/s/ Rich McGovern
Rich McGovern

                                                              DERECKTOR SHIPYARD



Attn: GAVIN HIGGINS

Dear Sirs,

Kamewa Water Jets for New York Fast Ferries
-------------------------------------------

We are pleased to present our quotation as follows:

One shipset Kamewa Quadruple Water Jet equipment,
Size 4x A50.

______________________________________________________________

The equipment and scope of supply is described in the enclosed
Specification.

Price/ship set    USD 395,000

Interceptor (option pricing) - $10,000 per ship set

Validity of Price with regard to Delivery Time
----------------------------------------------

The price is valid CIF US Port in accordance with INCO-terms 1990 including packing, and is subject to adjustment should there be any alteration to the specification for delivery time as stated below. For later delivery within 2000 the price will be increased by 0.4% per month.


Conditions of Delivery and Payment
----------------------------------

Delivery Time
-------------

Control and Hydraulic systems - 22 weeks
Water jet assemblies          - 26 weeks

Terms of Payment
----------------

10% of the Contract Price in cash against invoice within 30 days from date of order/date of invoice

90% of the Contract Price in cash against invoice within 30 days from delivery

If shipment cannot take place due to reasons beyond Kamewa's control, payment shall be effected against presentation of a Warehouse Receipt or a Declaration that the goods are ready for shipment.

Interest on late payments will be charged 9%.

Installation Supervision
------------------------

One experienced Kamewa Service Engineer will supervise the installation onboard during 15 normal working days. Travelling expenses for max. 3 trips of our Service Engineer to the shipyard as well as board and lodging charges during the travelling time and service days are included.

The Services is rendered under our conditions TP 53E.

Service and overtime over and above this scope of supply as well as travelling time and expenses between hotel and site, waiting time for which Kamewa is not responsible and consequential board and lodging expenses, stand-by time onboard, will be charged according to our list of rates valid at the time of the service.

Classification
--------------

The equipment will be built to the classification requirements of U.S. Coast Guard and ABS in accordance with the rules valid at the date of this tender.

Guarantee
---------

We undertake to correct over a period of 36 months which period shall commence on the date the vessel is delivered to its first owner, any defect in the equipment supplied, resulting from faulty material or workmanship. However, the guarantee period will not exceed (44) months after the equipment has been declared ready for delivery from our workshop.

In addition, Kamewa will guarantee the aluminum components for wear and structural integrity for 60 months from beginning of service but not to exceed 66 months from delivery of equipment. The operator must perform all zinc replacement, painting and scheduled maintenance per Kamewa's instruction manual.

Kamewa shall not be liable for any consequential loss or damage whatsoever which arises out of or in connection with the supply of the Equipment or its use including but not limited to loss of profit, towage, docking, crane rental, warping, scaffolding, assistance and services by yard personnel, loss of hire, or loss of contract.

Responsibility for Equipment Selection
--------------------------------------

It is the Buyer's responsibility to inform Kamewa about the maximum full scale resistance of the hull over the entire ship speed range. Based on these data it is Kamewa's responsibility to select suitable equipment. In case the information of maximum full scale resistance or equivalent data, received by Kamewa and used for the selection of the water jet unit(s) specified under this tender or contract, is incorrect or should change at a later stage, the consequences on performance, equipment and all costs involved shall later be born by the Buyer.

General Conditions
------------------

Unless otherwise is expressly stated in this tender the enclosed "General Conditions for the supply of Plant and Machinery for export, ECE 188" shall apply.

Limitation of Liability
-----------------------

The total aggregate liability of Kamewa to the buyer pursuant to any claim or series of claims which arise under the contract shall not exceed 50 percent of the price paid for the equipment for the relevant ship set.

Validity of Tender
------------------

This tender is valid two months, without obligation, and will be binding only after acceptance by your and our confirmation thereof.

Yours faithfully,
/s/ Mark Dumais
Mark Dumais
Kamewa America


Encls.:   Specification

023       Hydraulic System
          ----------------

          For each water jet unit:

          1 Main hydraulic pump (PTO-driven, mounted on gearbox or engine)

          1 Valve manifold including 2 counterbalance valves for reversing cylinders

          1 Hydraulic power pack consisting of:

               1 Tank

               2 Electro-hydraulic control valves for control of reversing and steering

          Necessary valves and filters

024       Transmitters for alarm and interlocks
          -------------------------------------

          For each water jet unit:

          1 Oil temperature switches for the hydraulic systems

          1 Pressure switchers for the hydraulic systems

          1 Oil level switches for the hydraulic system

          1 Control system alarm switches (power failure, control error and cable brake)

          1 Indication supply failure switches

          1 Back-up supply failure switches

025       Electronic Remote Control System type CanMan with Three control
          ---------------------------------------------------------------
          stations
          --------

          Each control station includes:

          1 Steering tiller for common control of the four steering nozzles

          1 Control panel with:

               2 land lever units for combined control of reversing bucket position and engine speed

          Push buttons and indication lamps for:

          .  Clutch control

          .  Alarms
          .  Dimmer and lamp tests

          Buzzer for alarms

          1 Joystick which combines the commands of all four water jet units

          1 Indication panel for analogue indication of the steering nozzle and reversing bucket positions.

          On One of the control stations

          Alarm panel

          Back-up controls for:

          .  steering
          .  reversing
          .  engine rpm
          .  clutch IN/OUT

          In the pilot house or in other suitable compartment:
          ----------------------------------------------------

          1 Jet control unit for each water jet unit for follow up control of reversing bucket position as well as steering nozzle and generation of RPM-setpoint (combinator), back-up control (non follow-up) alarm supervision and indication

          1 Bridge unit for communication between the control station on the bridge and the jet control units via CAN-bus

             On the control station, I/O units (integrated with the panel) connected to the CAN-bus

             Supply voltage, main system: 24 V DC
             Power consumption: abt.. 100 W

             Supply voltage, back-up system: 24 V DC
             Power consumption: abt. 50 W

             Supply voltage, indication system: 24 V DC
             Power consumption: abt. 25 W

          1 Hand held terminal for communication with computer systems, to be used for adjustment and fault finding

                                      ii